UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-10764	ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000	71-0005900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 17, 2017, Entergy Arkansas, Inc. (Entergy Arkansas) filed an application with the Arkansas Public Service Commission (APSC) seeking authorization to undertake a restructuring which would result in the transfer of substantially all of the assets and operations of Entergy Arkansas to a new entity, which would ultimately be held by an existing holding company.

The restructuring is subject to regulatory review and approval of the APSC, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission. If such approvals are obtained, Entergy Arkansas expects the restructuring will be consummated on or before December 1, 2018.

It is currently contemplated that Entergy Arkansas would undertake a multi-step restructuring, which would include the following:

•	Entergy Arkansas would redeem its outstanding preferred stock, at the aggregate redemption price of approximately $32.7 million, including call premiums, plus accumulated and unpaid dividends, if any.

•	Entergy Arkansas would convert from an Arkansas corporation to a Texas corporation.

•
Under the Texas Business Organizations Code (TXBOC), Entergy Arkansas will allocate substantially all of its assets to a new subsidiary, which is expected to be named Entergy Arkansas Power, LLC, a Texas limited liability company (Entergy Arkansas Power), and Entergy Arkansas Power will assume substantially all of the liabilities of Entergy Arkansas, in a transaction regarded as a merger under the TXBOC. Entergy Arkansas will remain in existence and hold the membership interests in Entergy Arkansas Power.

•
Entergy Arkansas will contribute the membership interests in Entergy Arkansas Power to an affiliate (Entergy Utility Holding Company LLC, a Texas limited liability company and subsidiary of Entergy Corporation (EUH)). As a result of the contribution, Entergy Arkansas Power will be a wholly-owned subsidiary of EUH.

•	Entergy Arkansas will change its name to Entergy Utility Property, Inc., and Entergy Arkansas Power will then change its name to Entergy Arkansas, LLC.

Upon the completion of the restructuring, Entergy Arkansas, LLC will hold substantially all of the assets, and will have assumed substantially all of the liabilities, of Entergy Arkansas. Entergy Arkansas may modify or supplement the steps to be taken to effectuate the restructuring.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Arkansas, Inc.
By: /s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: November 20, 2017